EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Retirement, Severance, and Administrative Committee

Western Digital Corporation 401(k) Plan

Irvine, California

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Western Digital Corporation of our report dated May 24, 2013, relating to the financial statements and supplemental schedule of the Western Digital Corporation 401(k) Plan appearing in the Form 11-K for the year ended December 31, 2012.

/s/ BDO USA, LLP

Costa Mesa, California

July 31, 2013